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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of earliest event reported): March 20, 1997


                                GT BICYCLES, INC.
               (Exact name of Registrant as specified in charter)


         Delaware                    0-26742                   04-3210830
(State or other jurisdiction       (Commission              (I.R.S. employer
     of incorporation)            file number)             identification no.)


            3100 West Segerstrom Avenue, Santa Ana, California 92704
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (714) 513-7100


                                 Not Applicable
         (Former name or former address, if changed, since last report)




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Item 5. Other Events


        GT Bicycles (the "Company") announced that it believes that it will not meet analysts' estimates for sales and net income for the first quarter of 1997, but based on several factors, believes that it will still be able to meet analysts' expectations for the full year, despite the apparent first quarter short fall. The Company expects to report its first quarter results at the end of April. For the first quarter of 1996, GT Bicycles reported net income of $2.2 million, or 22 cents per share, on sales of $48.9 million.

        The statements made in this Current Report on Form 8-K are forward looking statements that involve risks and uncertainties. As discussed in the Company's annual report on Form 10-K for the year ended December 31, 1996, the Company's future operating results are uncertain and may be impacted by the following factors, among others: cycles of dealer orders, general economic conditions and changing consumer trends, technological advances and the number and timing of new product introductions, shipment of products and componentry from foreign suppliers, the timing of operating and advertising expenditures and changes in the mix of products ordered by independent bicycle dealers.

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Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

        (a)    Financial Statements of Businesses Acquired.

               Not Applicable.

        (b)    Pro Forma Financial Information.

               Not Applicable.

        (c)    Exhibits.

               99.1   Press Release, dated March 20, 1997.



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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GT BICYCLES, INC.


Date:  April 3, 1997                        By:    /s/ Charles Cimitile
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                                                   Charles Cimitile
                                                   Vice President, Finance and
                                                   Chief Financial Officer





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                                  EXHIBIT INDEX


        Exhibit Number       Description
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            99.1             Press Release, dated March 20, 1997.






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